Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On June 5, 2025, Vireo Growth Inc. (the “Company” or “Vireo”) completed its previously announced acquisition of NGH Investments, Inc. (“NGH”), and Proper Holdings Management, Inc. (“Proper MSA Newco” and together with NGH, the “Proper Companies”), which were owned by Proper Holdings, LLC (“Proper), where pursuant to the Agreement and Plan of Merger (“Proper Merger Agreement”), Vireo acquired all of the issued and outstanding shares of the Proper Companies (the “Proper Merger”) in exchange for the issuance of 196,212,265 subordinate voting shares (the “Subordinate Voting Shares”) of Vireo (subject to the clawback provisions of the Proper Forfeiture Amount, as defined below), representing a value of $78,777,889 (the “Merger Consideration”), including the potential Proper EBITDA Earn-Out Shares and Proper E-Commerce Earn-Out Shares, as defined below. The number of Subordinate Voting Shares issued at the closing date of the Proper Merger (the “Proper Closing Date”) was calculated by dividing the Merger Consideration as of the date the Proper Merger Agreement was entered into by a share price reference of $0.52 for Vireo’s Subordinate Voting Shares. In general, the Merger Consideration is based upon a multiple of a $31,000,000 earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted for certain items as described in the definition of Merger Consideration in the Proper Merger Agreement, including cash, indebtedness, transaction expenses, working capital, and tax items.

At the Proper Closing Date, each share of common stock of NGH (the “NGH Common Stock”) was converted into, in accordance with the terms of the Proper Merger Agreement, the applicable portion of the Merger Consideration, subject to a post-closing purchase price adjustment mechanism, which consideration was paid via newly issued shares of the Company’s Subordinate Voting Shares, which had a fair value of $0.39 per share.

At the Proper Closing Date, each share of the common stock of Proper MSA Newco (the “Proper MSA Newco Common Stock”) was converted into, in accordance with the terms of the Proper Merger Agreement, the applicable portion of the Merger Consideration, subject to a post-closing purchase price adjustment mechanism, which consideration was paid via newly issued shares of the Company’s Subordinate Voting Shares, which had a fair value of $0.39 per share.

Proper, as the sole holder of NGH Common Stock and Proper MSA Newco Common Stock, is also be eligible to receive additional Subordinate Voting Shares through an earn-out mechanism based upon the EBITDA performance of the Proper Companies and their subsidiaries (excluding Arches IP, Inc. (“Arches”)) during 2026 (the “Proper EBITDA Earn-Out Shares”), and the revenue performance of Arches during 2026 (the “Proper E-Commerce Earn-Out Shares” and together with the Proper EBITDA Earn-Out Shares, the “Proper Earn-Out Shares”).

The Proper Merger was accounted for as a business combination in accordance with U.S. GAAP, with management concluding Vireo is the accounting acquirer.

The following unaudited pro forma condensed combined financial information is based on the historical financial statements of Vireo and the Proper Companies adjusted to give effect to the Proper Merger and related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

The following unaudited pro forma condensed combined financial information is based on the historical financial statements of Vireo and the Proper Companies, both of which have December 31 fiscal year ends, as adjusted to give effect to the Proper Merger. The unaudited pro forma condensed combined balance sheet as of March 31, 2025 gives effect to the Proper Merger as if it had occurred on March 31, 2025. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2025 gives effect to the Proper Merger as if it had occurred on January 1, 2025.

The pro forma adjustments are based on available information and assumptions that management believes are reasonable. Included in the unaudited pro forma condensed combined financial information is an estimate of the consideration exchanged for the Proper Companies, which is based on a purchase price allocation, which includes known information and preliminary estimates of fair value for certain equity instruments and contingent consideration. While this is management’s best estimate at this time, the valuation of these equity instruments and contingent consideration is still in progress and subject to change. All estimates and assumptions included in the unaudited pro forma condensed combined financial information could change significantly as management finalizes its assessment of the allocation and fair value of the net tangible and intangible assets acquired, most of which are dependent on the completion of valuations that will be performed by independent valuation specialists. The unaudited pro forma condensed combined financial information does not include adjustments to reflect any synergies or dis-synergies, any future operating efficiencies, associated costs savings or any possible integration costs that may occur related to the Proper Merger. Actual results may be materially different from the unaudited pro forma condensed combined financial information presented herein.

The unaudited pro forma condensed combined financial information does not necessarily reflect what the combined company’s financial condition or results of operations would have been had the Proper Merger occurred on the dates indicated. The unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial condition and results of operations of the combined company may differ significantly from the pro forma amounts reflected herein due to a variety of factors, including differences in accounting policies, elections, and estimates, which while accounted for to the extent known, are still in process of being determined.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, 2025

			Transaction
		Proper	Accounting		Pro Forma
	Vireo	Companies	Adjustments		Combined
ASSETS
Current assets
Cash	$86,260,997	$18,038,568	$(4,951,367)	A	$99,348,198
Accounts receivable, net	3,983,466	3,231,952	—		7,215,418
Income tax receivable	11,367,067	—	—		11,367,067
Inventory	23,343,300	9,426,140	—		32,769,441
Prepayments and other current assets	1,785,664	1,016,470	—		2,802,134
Warrants held	1,751,906	—	—		1,751,906
Assets held for sale	99,941,960	—	—		99,941,960
Total current assets	228,434,360	31,713,130	(4,951,367)		255,196,124
Deferred tax asset	—	105,000	—		105,000
Property and equipment, net	32,836,175	36,112,186	—		68,948,361
Operating lease, right-of-use asset	7,660,568	5,143,670	—		12,804,238
Notes receivable	—	9,365,858	—		9,365,858
Intangible assets, net	7,694,517	5,840,520	6,279,808	B1	19,814,845
Deposits	421,244	2,631,808	—		3,053,052
Goodwill	—	—	44,542,622	B1	47,131,683
			2,589,061	E
Investments	—	1,400,000	—		1,400,000
Total assets	$277,046,864	$92,312,172	$48,460,124		$417,819,161

LIABILITIES
Current liabilities
Accounts payable and accrued liabilities	$12,197,467	$18,224,913	$(1,520,682)	A	$28,901,698
Long-term debt, current portion	—	26,379,726	—		26,379,726
Right-of-use liability	1,148,991	704,066	—		1,853,057
Uncertain tax position liability	34,959,000	—	—		34,959,000
Liabilities held for sale	89,351,157	—	—		89,351,157
Total current liabilities	137,656,615	45,308,705	(1,520,682)		181,444,639
Right-of-use liability, net of current portion	16,437,288	4,896,531	—		21,333,819
Long-term debt, net of current portion	62,603,583	326,933	—		62,930,516
Convertible debt	9,874,521	5,900,000	—		15,774,521
Other long-term liabilities	37,278	1,897,670	—		1,934,948
Series B share liability	—	8,615,935	—		8,615,935
Contingent consideration liabilities	—	—	2,589,061	E	2,589,061
Total liabilities	226,609,285	66,945,774	1,068,379		294,623,439

STOCKHOLDERS’ EQUITY
Subordinate voting shares ($- par value, unlimited shares authorized; 339,475,288 shares issued and outstanding at March 31, 2025)	—	—	—		—
Multiple voting shares ($- par value, unlimited shares authorized; 278,170 shares issued and outstanding at March 31, 2025)	—	—	—		—
Common stock	—	—	—
Additional paid in-capital	288,381,930	—	50,822,430	B1	364,570,758
			25,366,398	B2
Retained earnings (accumulated deficit)	(237,944,351)	25,366,398	(3,430,685)	A	(241,375,036)
			(25,366,398)	B2
Total stockholders’ equity	50,437,579	25,366,398	47,391,745		123,195,722
Total liabilities and stockholders’ equity	$277,046,864	$92,312,172	$48,460,124		$417,819,161

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2025

			Transaction Accounting
	Vireo	Proper Companies	Adjustments		Pro Forma Combined
Revenue	$24,540,641	$21,405,478	$—		$45,946,119
Cost of sales
Product costs	11,695,329	11,347,959	—		23,043,288
Inventory valuation adjustments	433,000	—	—		433,000
Gross profit	12,412,312	10,057,519	—		22,469,831
Operating expenses:
Selling, general and administrative expenses	7,473,943	5,690,783	—		13,164,726
Stock-based compensation expenses	1,460,850	—	—		1,460,850
Transaction related expenses	1,244,696	587,001	3,430,685	AA	5,262,382
Depreciation	77,102	702,927	—		780,029
Amortization	180,032	99,315	102,690	BB	382,037
Total operating expenses	10,436,623	7,080,026	3,533,375		21,050,024

Income from operations	1,975,689	2,977,493	(3,533,375)		1,419,807

Other income (expense):
Interest expense, net	(7,599,517)	(818,182)	—		(8,417,699)
Other income	790,038	164,256	—		954,294
Other income (expense), net	(6,809,479)	(653,926)	—		(7,463,405)

(Loss) income before income taxes	(4,833,790)	2,323,567	(3,533,375)		(6,043,598)

Income tax expense	(1,675,000)	(2,170,000)	—		(3,845,000)
Net (loss) income and comprehensive (loss) income	$(6,508,790)	$153,567	$(3,533,375)		$(9,888,598)
Net loss per share - basic and diluted	$(0.02)				$(0.02)
Weighted average shares used in computation of net loss per share - basic and diluted	366,800,177				563,012,442

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED AND CONSOLIDATED FINANCIAL INFORMATION

Note 1.Basis of Presentation

The unaudited pro forma condensed combined financial information represents the combined companies’ (Vireo and the Proper Companies) unaudited pro forma condensed combined balance sheet as of March 31, 2025 and unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2025. The unaudited pro forma condensed combined financial information is based on the historical financial statements of Vireo and Proper, adjusted to give effect to the Proper Merger, and should be read in conjunction with the historical financial statements from which they are derived.

The unaudited pro forma condensed combined financial information is presented in United States dollars.

The unaudited pro forma condensed combined balance sheet gives effect to the Proper Merger as if it had occurred on March 31, 2025. The unaudited pro forma condensed combined statement of operations gives effect to the Proper Merger as if it had occurred on January 1, 2025.

In preparing the unaudited pro forma condensed combined balance sheet and unaudited pro forma condensed combined statement of operations, the following historical information was used:

●	Vireo’s unaudited condensed consolidated financial statements as of and for the three months ended March 31, 2025, as filed with the SEC on May 9, 2025; and
●	The Proper Companies’ unaudited condensed combined financial statements as of and for the three months ended March 31, 2025.

The unaudited pro forma condensed combined balance sheet and unaudited pro forma condensed combined statement of operations should be read in conjunction with the historical financial statements including the notes thereto, as listed above.

The unaudited pro forma condensed combined financial information has been prepared for illustrative purposes only and may not be indicative of the operating results or financial condition that would have been achieved if the Proper Merger had been completed on the dates or for the period presented, nor do they purport to project the results of operations or financial position for any future period or as of any future date. The actual financial position and results of operations may differ materially from the pro forma amounts reflected herein due to a variety of factors.

The unaudited pro forma condensed combined financial information does not reflect operational and administrative cost savings that may be achieved as a result of the Proper Merger.

Note 2.Accounting Policies and Reclassifications

Subsequent to the consummation of the Proper Merger, management has commenced a comprehensive review of the entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the entities which, when conformed, could have a material impact on the financial statements of the post-combination company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

As part of the preparation of the unaudited pro forma condensed combined financial information, certain reclassifications were made to align the Proper Companies’ financial statement presentation with that of Vireo.

Note 3.Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Proper Merger and related transactions and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Vireo has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. Vireo and the Proper Companies have not had any historical relationship prior to the Proper Merger. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma basic and diluted net loss per share amount presented in the unaudited pro forma condensed combined statement of operations is based upon the pro forma number of shares of Vireo stock outstanding, assuming the Proper Merger and related transactions occurred on January 1, 2025.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2025 are as follows:

A

Represents Vireo’s and Proper’s total estimated transactions costs of $5,955,067, which include advisory, banking, legal and due diligence fees that will be expensed as part of the Proper Merger. Of the total estimated transaction costs, $1,522,482 were incurred and reflected in Vireo and Proper’s December 31, 2024 historical financial statements and an additional $1,001,900 have been incurred and are reflected within Vireo and Proper’s March 31, 2025 historical financial statements. As of March 31, 2025, $1,520,682 was recorded in ‘Accounts payable and accrued liabilities’ and $1,003,700 had been paid in cash through March 31, 2025. The remaining $3,430,685 of estimated transaction costs are expected to be incurred after March 31, 2025 (refer to adjustment AA for the impact of these additional estimated transaction costs). The remaining unpaid amount of $4,951,367(consisting of the $1,520,682 of transaction costs accrued as of March 31, 2025 and $3,430,685 expected to be incurred after March 31, 2025) will be paid in cash at the close of the Proper Merger.

B

Represents the following preliminary adjustments related to applying the acquisition method of accounting given the Proper Merger is being accounted for as a business combination under Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”):

B1

Represents adjustments related to (1) the estimated preliminary purchase price allocation for the Proper Merger, including the issuance of Vireo’s Subordinated Voting Shares to Proper as consideration transferred; (2) the step up to fair value for acquired historical intangible assets of $4,488,220; and (3) the recognition of acquired intangible assets and goodwill of $1,791,588 and $44,542,622, respectively. An additional $2,589,061 of goodwill was recognized associated with the Earn-out liability. Refer to adjustment E below. Refer to the table in Note 4 below for additional information related to these adjustments.

B2

Represents the elimination of the Proper Companies’ historical equity as a result of the business combination by reclassifying the Proper Companies’ ‘Retained earnings’ balance of $25,366,398 to Additional paid-in capital.

C	Not used.
D	Not used.
E

Represents the assumed net fair value of the contingent consideration for the potential Proper E-Commerce Earn-Out Shares, the Proper EBITDA Earn-Out Shares, and the Proper Forfeiture Shares related to the Proper Merger, as defined below. Refer to Note 4 for additional information related to the Proper Forfeiture Shares, the Proper EBITDA Earn-Out Shares and the Proper E-Commerce Earn-Out Shares.

Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2025 are as follows:

AA

Represents estimated remaining transaction costs not already reflected in the March 31, 2025 or December 31, 2024 historical financial statements of Vireo and Proper of $3,430,685 as if incurred on January 1, 2025, the date the Proper Merger occurred for purposes of the unaudited pro forma condensed combined statement of operations.

BB	Represents adjustment to record Proper’s additional amortization of $102,690 associated with the stepped up fair value of intangible assets and newly acquired intangible assets.

Note 4.Estimated Purchase Price Consideration

The estimated preliminary purchase price allocation for the Proper Merger and the corresponding aggregate Merger Consideration is presented in the table below as if the Proper Merger closed on March 31, 2025. Following the close of the Proper Merger on June 5, 2025, the purchase price allocation for the Proper Merger has been prepared and is preliminary and subject to revision and as additional information about the fair value of the assets acquired and liabilities assumed becomes available. In general, due to the nature of certain assets acquired and liabilities assumed, the Company has preliminarily determined that the carrying value of those assets and liabilities as of March 31, 2025 approximate their fair value. Management has not finalized the purchase price allocation. Accordingly, the unaudited pro forma condensed combined financial information includes a preliminary allocation of the purchase price based on assumptions and estimates that, while considered reasonable under the circumstances, are subject to changes, and such changes may be material. Management will continue to refine its identification and valuation of assets acquired and liabilities assumed as further information becomes available. The final allocation is expected to be completed within twelve months of the Proper Closing Date and could differ materially from the preliminary allocation used in the transaction accounting adjustments. The final allocation may include (1) changes in fair values of inventory and property and equipment; (2) changes in allocations to intangible assets, such as trade names, licenses, and customer relationships, as well as goodwill; and (3) other changes to assets and liabilities.

Components of total estimated purchase price consideration:	Fair Value
Merger consideration - Subordinate Voting Shares	$76,188,828
Contingent consideration - Proper EBITDA Earn-Out Shares	9,914,865
Contingent consideration - Proper E-Commerce Earn-Out Shares	661,975
Contingent consideration - Proper Forfeiture Amount	(7,987,779)
Total consideration	$78,777,889

Assets acquired:
Cash	$18,038,568
Inventory	9,426,140
Accounts receivable	3,231,952
Notes receivable	9,365,858
Deposits	2,631,808
Prepayments and other current assets	1,016,470
Property and equipment	36,112,186
Operating lease, right-of-use asset	5,143,670
Investments	1,400,000
Deferred tax asset	105,000
Total tangible assets	86,471,652
Historical intangible assets	10,328,740
Acquired intangible assets	1,791,588
Goodwill	47,131,683
Total assets	145,723,663
Accounts payable and accrued liabilities	(18,224,913)
Long-term debt	(26,706,659)
Right-of-use liability	(5,600,597)
Convertible debt	(5,900,000)
Series B share liability	(8,615,935)
Other long-term liabilities	(1,897,670)
Total liabilities assumed	(66,945,774)
Net assets acquired	$78,777,889

Total estimated purchase price consideration

The estimated fair values of the components included in the purchase price consideration are preliminary and may materially vary from final results. The Company is still finalizing its conclusions on the accounting treatment associated with the components of the purchase consideration, along with the valuations and necessary calculations related to these components, as described in further detail below. For purposes of preparing the unaudited pro forma condensed combined financial information, the Company has included an estimated amount for the ‘Contingent consideration - Proper EBITDA Earn-Out Shares’, the ‘Contingent consideration - Proper E-Commerce Earn-Out Shares’, and the ‘Contingent consideration - Proper Forfeiture Amount’. The final conclusions surrounding the accounting treatment, valuations, and necessary calculations for each of the components will be finalized within twelve months of the Proper Closing Date.

Merger Consideration: Estimated Merger Consideration of $78,777,889 is based on the Company’s closing share price of $0.39 on June 5, 2025 multiplied by the number of Vireo Subordinate Voting Shares issued of 196,212,265 (of which up to 50% of such shares are subject to the clawback provisions of the Proper Forfeiture Amount, as defined below, and is included as contingent consideration in the table above), in exchange for acquiring all of the issued and outstanding shares of the Proper Companies.

On the Proper Closing Date, 10% of the Subordinate Voting Shares (the “Proper Escrow Shares”) were delivered to an escrow agent (the “Proper Escrow Agent”) under an escrow agreement (the “Proper Escrow Agreement”). The Proper Escrow Shares will be held by the Proper Escrow Agent pursuant to the Proper Escrow Agreement as a recourse of the Company in support of the purchase price adjustment mechanisms stated in the Proper Merger Agreement. The Proper Escrow Shares that are not otherwise subject to any indemnification claims of the Company indemnified parties will be released to the Proper Companies stockholder following the date that is twenty-four months after the Proper Closing Date.

Contingent consideration

Proper EBITDA Earn-Out Shares: The Proper equity holders, and other subsequent recipients of Subordinate Voting Shares from Proper pursuant to the Proper Merger Agreement (collectively with Proper, the “Proper Share Recipients”) will be eligible to receive a potential earn-out amount (the “Proper EBITDA Earn-Out Amount”) subject to the satisfaction of certain EBITDA performance thresholds during the period beginning on the Proper Closing Date and ending on December 31, 2026 (the “Proper Earn-Out Period”). The Proper Earn-Out Amount will be calculated as an amount equal to (i) the product of four multiplied by the following (which may be a positive or negative number):

(a)  the greater of (1) the trailing twelve month adjusted EBITDA of the Proper Companies and their subsidiaries (excluding Arches) for the twelve calendar months ending December 31, 2026 and (2) the trailing nine month adjusted EBITDA of the Proper Companies and their subsidiaries (excluding Arches) for the last nine months of calendar year 2026, with such amount annualized to reflect a full 12-month period, minus

(b)  the closing EBITDA of $31,000,000, minus (ii) the aggregate amount of any indebtedness for borrowed money incurred by the Proper Companies or their subsidiaries (excluding Arches) after the Proper Closing Date, plus (iii) certain tax refund amounts held for the benefit of the Proper Share Recipients pursuant to the Proper Merger Agreement.

The Proper EBITDA Earn-Out Amount shall be paid by the Company through the issuance of newly issued Subordinate Voting Shares at a share price of the greater of $1.05 and the 20-day volume weighted average price of such Subordinate Voting Shares immediately prior to the end of the Proper Earn-Out Period.

Proper E-Commerce Earn-Out Shares: The Proper Share Recipients will be eligible to receive a potential earn-out amount (the “Proper E-Commerce Earn-Out Amount”) based on the revenue performance of Arches during the Proper Earn-Out Period. The Proper E-Commerce Earn-Out Amount will be equal to 15.28% of the greater of (i) $37,500,000 or (ii) subtracting $4,000,000 from the product of five multiplied by:

(1)  5% of the aggregate dollar amount of all delivery sales processed through the Arches platform plus (2) 2.5% of the aggregate dollar amount of certain online pick-up, curbside, or drive thru sales processed through the Arches platform plus (3) 1% of the aggregate dollar amount of certain walk-in sales processed through the Arches platform, with such amount in (ii) measured either (A) during the full twelve month 2026 calendar year or (B) the April 1, 2026 through December 31, 2026 period annualized to reflect a full twelve month period, depending on which measurement period provides the greater sum (the “Proper E-Commerce Revenue Amount”), with such Proper E-Commerce Revenue Amount reduced to take into account the value of the Proper E-Commerce Revenue Amount attributable to any options or similar grants to purchase equity interests of Arches issued and outstanding as of the Proper Closing Date.

The Proper E-Commerce Earn-Out Amount shall be paid by the Company through the issuance of newly issued Subordinate Voting Shares at a share price of the greater of $1.05 and the 20-day volume weighted average price of such Subordinate Voting Shares immediately prior to the end of the Proper Earn-Out Period.

Proper Forfeiture Amount: The Proper Share Recipients will be required to forfeit a portion of the Subordinate Voting Shares received by such Proper Share Recipients calculated and determined in connection with the final actual amount of the Merger Consideration (the “Proper Actual Closing Merger Consideration”) in the event that (i) (a) the higher of (I) the consolidated trailing twelve month adjusted EBITDA of the Proper Companies and their subsidiaries (excluding Arches) for the twelve full calendar months ending December 31, 2026, and (II) the consolidated trailing nine month adjusted EBITDA of the Proper Companies and their subsidiaries (excluding Arches) for the last nine months of calendar year 2026, such amount annualized to reflect a full 12-month period, is less than (b) the closing EBITDA of $31,000,000 (the absolute value of the amount of the deficiency (a) to the amount calculated in (b) if any, the “Proper EBITDA Deficiency”).

In the event that the foregoing occurs, the Proper Share Recipients will be required to forfeit an aggregate number of Subordinate Voting Shares to the Company equal to the Proper Forfeiture Amount (as defined below) divided by the closing share price of $0.52, with such forfeited shares capped at fifty percent (50%) of the total Subordinate Voting Shares issued as Proper Actual Closing Merger Consideration (the “Proper Forfeiture Shares”). The Proper Forfeiture Amount will be calculated as an amount equal to the sum of (i) the product of the Proper acquisition multiple multiplied by the Proper EBITDA Deficiency, plus (ii) the aggregate amount of any indebtedness for borrowed money incurred by the Proper Companies or their subsidiaries (excluding Arches) after the Proper Closing Date, minus (iii) the amount of any cash remaining in the Proper member representative expense fund, and minus (iv) certain tax refund amounts held for the benefit of the Proper Share Recipients pursuant to the Proper Merger Agreement.

The accounting treatment of the Proper Earn-Out Shares and potential forfeitures related to the Proper Forfeiture Shares are expected to be recognized at fair value upon the closing of the Proper Merger. The Company has determined this feature to be liability classified. As the Proper Earn-Out Shares and potential forfeitures related to the Proper Forfeiture Shares were determined to be classified as a liability on the balance sheet, Vireo will recognize subsequent changes in the fair value of such items as a gain or loss at each reporting period during the Proper Earn-Out Period, pursuant to the provisions of ASC Topic 815, Derivatives and Hedging.

Identifiable Net Assets Acquired

In connection with the Proper Merger, the Company will recognize $10,328,740 of identifiable intangible assets pertaining to certain cannabis licenses being acquired in the acquisition of the Proper Companies, $1,791,588 of additional acquired developed technology, and $47,131,683 of goodwill, which represents the excess purchase price over fair value of identifiable net assets acquired, pursuant to the preliminary purchase price allocation. Goodwill will not be amortized, but instead will be tested for impairment at least annually or more frequently if certain indicators are present. In the event that the value of goodwill or other intangible assets become impaired in the future, an accounting charge for impairment would be recognized during the period in which the determination was made.

The purchase price has been allocated to the net tangible and identifiable intangible assets and liabilities based on the respective estimated fair values and will be finalized upon the closing of the Proper Merger. The excess of the purchase price over the net tangible and identifiable intangible assets has been recorded as goodwill. Goodwill represents potential operational synergies, various expense synergies, and opportunities to enter new markets, and is assigned to the Company’s cultivation, production, and sale of cannabis business segment.

Note 5.Net Loss per Share

Net loss per share was calculated using the historical weighted average shares outstanding and the issuance of additional shares in connection with the Proper Merger, assuming the shares were outstanding since January 1, 2025. As the Proper Merger is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Proper Merger have been outstanding for the entirety of the period presented.

For the Three Months
Ended March 31, 2025(1)

Numerator:
Pro forma net loss	$(9,888,598)
Denominator:
Weighted average shares outstanding - basic and diluted(2)	563,012,442
Net loss per share:
Basic and diluted	$(0.02)
Excluded securities(2)
Options	30,731,300
Restricted stock units	71,156,247
Warrants	18,541,586
Shares issuable to convertible debt holders	16,000,000
Proper EBITDA Earn-Out Shares(3)	3,866,797
Proper E-Commerce Earn-Out Shares(4)	258,170

(1)  Pro forma net loss per share includes the related pro forma adjustments as referred to within the section “Unaudited Pro Forma Condensed Combined Financial Information.”

(2)  The potentially dilutive outstanding securities were excluded from the computation of pro forma net loss per share, diluted, because their effect would have been anti-dilutive.

(3)  Represents shares that may potentially be issued to the Proper Share Recipients under the earn-out provisions within Section 2.19 of the Proper Merger Agreement.

(4)  Represents shares that may potentially be issued to the Proper Share Recipients under the e-commerce earn-out provisions within Section 2.20 of the Proper Merger Agreement.